As filed with the Securities and Exchange Commission on February 1, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0859334
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Canterbury Place Escondido, CA	92025
(Address of Principal Executive Offices)	(Zip Code)

2003 Community Bancorp Inc. Stock Option Plan

(Full title of the plan)

MICHAEL J. PERDUE

President and Chief Executive Officer

Community Bancorp Inc.

900 Canterbury Place

Escondido, California 92025

(760) 432-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.625	500,000 shares	$30.10	$15,050,000	$1,772.00

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the 2003 Plan as a result of the adjustment provisions thereof.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (g).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Community Bancorp Inc. has previously registered shares of its common stock in connection with the 2003 Stock Option Plan. This Registration Statement merely registers additional shares of common stock in connection with such Plan and is filed in accordance with General Instruction E of Form S-8. The file number of the previous Registration Statement relating to shares for the 2003 Stock Option Plan is 333-109136 and the contents of such Registration Statement, including the incorporation of the Corporation’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2003, except for Part II, Items 6, 7, 7A and 8, are incorporated herein by this reference.

Item 8.	Exhibits.

4a	2003 Community Bancorp Inc. Stock Option Plan, as amended.*

4b	Form of stock option agreement.*

5	Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

23a	Consent of Deloitte & Touche LLP.

23b	Consent of Reitner & Stuart is contained in the opinion filed as Exhibit 5

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Community Bancorp Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on January 31, 2005.

COMMUNITY BANCORP INC.

/s/ Michael J. Perdue
Michael J. Perdue
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary W. Deems GARY W. DEEMS	Chairman of Board	January 26, 2005

/s/ Mark N. Baker MARK N. BAKER	Director	January 26, 2005

/s/ G. Bruce Dunn G. BRUCE DUNN	Director	January 26, 2005

/s/ C. Granger Haugh C. GRANGER HAUGH	Director	January 26, 2005

/s/ Robert H.S. Kirkpatrick ROBERT H.S. KIRKPATRICK	Director	January 26, 2005

/s/ L. Bruce Mills, Jr. L. BRUCE MILLS, JR.	Senior Vice President and Chief Financial Officer	January 26, 2005

/s/ Philip D. Oberhansley PHILIP D. OBERHANSLEY	Director	January 26, 2005

M. FAYE WILSON	Director	January 26, 2005

/s/ Thomas A. Page THOMAS A. PAGE	Director	January 26, 2005

/s/ Michael J. Perdue MICHAEL J. PERDUE	Director, President and Chief Executive Officer	January 26, 2005

/s/ Corey A. Seale COREY A. SEALE	Director	January 26, 2005

/s/ Thomas E. Swanson THOMAS E. SWANSON	Director	January 26, 2005

/s/ Gary M. Youmans GARY M. YOUMANS	Director	January 26, 2005

EXHIBIT INDEX

Exhibit	Description	Page at which Exhibit Appears in Sequentially Numbered Copy

5	Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

23a	Consent of Deloitte & Touche LLP.

23b	Consent of Reitner & Stuart is contained in the opinion filed as Exhibit 5